Exhibit 99.(d)(1)(v)

Schedule A

to

Amended and Restated Investment Advisory Agreement

dated January 1, 2005

PORTFOLIO	Annual Investment Advisory Fee (as a percentage of average daily net assets)
Portfolio Optimization Conservative Portfolio Portfolio Optimization Moderate-Conservative Portfolio Portfolio Optimization Moderate Portfolio Portfolio Optimization Growth Portfolio Portfolio Optimization Aggressive-Growth Portfolio	0.10%
International Value Portfolio	0.65% on first $4 billion 0.63% on excess
Mid-Cap Value Portfolio	0.70% on first $1 billion 0.65% of next $1 billion 0.60% on excess
International Small-Cap Portfolio	0.85% on first $1 billion 0.82% of next $1 billion 0.79% of next $2 billion 0.77% on excess
Dividend Growth Portfolio	0.70% on first $100 million 0.66% on next $900 million 0.63% on next $3 billion 0.61% on excess
Large-Cap Core Portfolio	0.45% on first $4 billion 0.43% on excess
Small-Cap Value Portfolio Small-Cap Equity Portfolio	0.75% on first $1 billion 0.72% of next $1 billion 0.69% of next $2 billion 0.67% on excess
Technology Portfolio Health Sciences Portfolio	0.90% on first $1 billion 0.87% of next $1 billion 0.84% of next $2 billion 0.82% on excess
Short Duration Bond Portfolio Diversified Bond Portfolio Total Return Portfolio Inflation Managed Portfolio High Yield Bond Portfolio Intermediate Bond Portfolio	0.40% on first $4 billion 0.38% on excess

Schedule A

to

Amended and Restated Investment Advisory Agreement

dated January 1, 2005

Growth Portfolio	0.55% on first $4 billion 0.53% on excess
Value Portfolio Focused Growth Portfolio Large-Cap Growth Portfolio	0.75% on first $100 million 0.71% on next $900 million 0.68% on next $3 billion 0.66% on excess
Small-Cap Growth Portfolio	0.60% on first $4 billion 0.58% on excess
International Large-Cap Portfolio	0.85% on first $100 million 0.77% on next $900 million 0.75% on next $3 billion 0.73% on excess
Equity Index Portfolio	0.05% on first $4 billion 0.03% on excess
Small-Cap Index Portfolio	0.30% on first $4 billion 0.28% on excess
Emerging Markets Portfolio	0.80% on first $4 billion 0.78% on excess
Large-Cap Value Portfolio	0.65% on first $100 million 0.61% on next $900 million 0.58% on next $3 billion 0.56% on excess
Mid-Cap Growth Portfolio	0.70% on first $4 billion 0.68% on excess
Real Estate Portfolio	0.90% on first $100 million 0.82% on next $900 million 0.80% on next $3 billion 0.78% on excess
Floating Rate Income Portfolio	0.65% on first $1 billion 0.62% of next $1 billion 0.59% of next $2 billion 0.57% on excess

Schedule A

to

Amended and Restated Investment Advisory Agreement

dated January 1, 2005

Emerging Markets Debt Portfolio	0.785% on first $1 billion 0.755% on next $1 billion 0.725% on next $2 billion 0.705% on excess
Value Advantage Portfolio	0.66% on first $4 billion 0.64% on excess
Core Income Portfolio	0.50% on first $4 billion 0.48% on excess
PSF Avantis Balanced Allocation Portfolio	0.20%
ESG Diversified Portfolio ESG Diversified Growth Portfolio	0.20%
Hedged Equity Portfolio	0.60%
International Growth Portfolio	0.85% on first $100 million 0.75% on next $100 million 0.70% on next $300 million 0.65% on excess
Mid-Cap Plus Bond Alpha Portfolio Large-Cap Plus Bond Alpha Portfolio Small-Cap Plus Bond Alpha Portfolio International Equity Plus Bond Alpha Portfolio Bond Plus Portfolio QQQ Plus Bond Alpha Portfolio	0.45%
Pacific Dynamix – Conservative Growth Portfolio Pacific Dynamix – Moderate Growth Portfolio Pacific Dynamix – Growth Portfolio Pacific Dynamix – Aggressive Growth Portfolio	0.20%
PD Large-Cap Value Index Portfolio PD Large-Cap Growth Index Portfolio PD Small-Cap Value Index Portfolio PD Small-Cap Growth Index Portfolio PD Mid-Cap Index Portfolio	0.14% on first $300 million 0.12% on excess
PD 1-3 Year Corporate Bond Portfolio	0.20% on first $50 million 0.19% on next $50 million 0.14% on excess

Schedule A

to

Amended and Restated Investment Advisory Agreement

dated January 1, 2005

PD Aggregate Bond Index Portfolio	0.16% on first $50 million 0.15% on next $50 million 0.14% on excess
PD High Yield Bond Market Portfolio	0.35% on first $50 million 0.22% on next $50 million 0.14% on excess
PD International Large-Cap Index Portfolio	0.25% on first $100 million 0.20% on excess
PD Emerging Markets Index Portfolio	0.60% on first $50 million 0.35% on excess
Capital Appreciation Portfolio	0.80%

EFFECTIVE: October 31, 2025

IN WITNESS WHEREOF, the parties hereto have caused this Schedule A to be executed by their officers designated below on the date written above.

PACIFIC LIFE FUND ADVISORS, LLC

By: /s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

PACIFIC SELECT FUND

By: /s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President